TABLE OF CONTENTS

ARTICLE I - Terms of Purchase and Sale
	1.1
	1.2

ARTICLE II - Representations and Warranties of Sellers
	2.1  Organization, Standing and Qualification.
	2.2  Capitalization.
	2.3  No Additional Stock Issuable.
	2.4  Subsidiaries and Partnership Interests.
	2.5  Authority; No Conflict.
	2.6  Financial Statements
	2.7  Books and Records.
	2.8  Title to Properties; Encumbrances.
	2.9  Condition and Sufficiency of Assets.
	2.10 Accounts Receivable
	2.11 Inventory.
	2.12 No Undisclosed Liabilities.
	2.13 Taxes.
	2.14 No Material Adverse Change.
	2.15 Labor Agreements, Benefit Plans and Employment
Agreements.
	2.16 Employees and Consultants.
	2.17 Overtime, Back Wages, Vacations, and Minimum
Wages.
	2.18 Discrimination, Occupational Safety, Environmental Control, and Other Statutes and Regulations.
	2.19 Contracts and Commitments.
	2.20 Insurance.
	2.21 Litigation.
	2.22 Proprietary Rights.
	2.23 No Breach of Statute, Decree, Order or Contract.
	2.24 Guaranties.
	2.25 Transactions With Affiliates, Directors and
Others.
	2.26 Officers and Directors.
	2.27 Bank Accounts.
	2.28 Sellers' Investment Intent.
	2.29 Brokers or Finders
	2.30 Disclosure.
	2.31 1027126 Ontario Ltd.

ARTICLE III - Representations and Warranties of Buyer
	3.1  Organization, Standing and Qualification.
	3.2  Capitalization.
	3.3  Additional Stock Issuable.
	3.4  Subsidiaries and Partnership Interests.
	3.5  Authority; No Conflict.
	3.6  Financial Statements
	3.7  Accounts Receivable
	3.8  No Undisclosed Liabilities.
	3.9  Taxes.
	3.10 No Material Adverse Change.
	3.11 Labor Agreements, Benefit Plans and Employment
Agreements.
	3.12 Insurance.
	3.13 Litigation.
	3.14 Proprietary Rights.
	3.15 No Breach of Statute, Decree, Order or Contract.
	3.16 Guaranties.
	3.17 Transactions With Affiliates, Directors and
Others.
	3.18 Officers and Directors.
	3.19 Brokers or Finders
	3.20 Investment Intent
	3.21 Validity of Shares
	3.22 Disclosure
	3.23 Share Holdback

ARTICLE IV - Covenants Prior to Closing Date
 	4.1  Affirmative Covenants.
		4.1.1  Access and Investigation.
		4.1.2  Operations
	4.2  Negative Covenants.
		4.2.1  Restrictions.
	4.3  Notification.
	4.4  Best Efforts and No Negotiation.
	4.5  Update of Disclosure.

ARTICLE V - Conditions Precedent to Buyer's Obligations
	5.1  Correctness of Representations and Warranties.
	5.2  No Adverse Change.
	5.3  Compliance with Agreement.
	5.4  Certification of Compliance.
	5.5  Opinion of Counsel.
	5.6  Absence of Litigation.
	5.7  Consents.
	5.8  Insurance Coverage.
	5.9  Financial Statements.
	5.10 Further Assurances.
	5.11 Employment Agreements.
	5.12 Authorization of Additional Shares

ARTICLE VI - Conditions Precedent to Sellers' Obligations
	6.1  Correctness of Warranties and Representations.
	6.2  Opinion of Counsel.
	6.3  Compliance with Agreement.
	6.4  Further Assurances.
	6.5  Purchase of Minority Interest
	6.6  Shareholder Approval
	6.7  Absence of Litigation
	6.8  Financial Statements
	6.9  Reporting Company Status
	6.10 No Adverse Change

ARTICLE VII - Closing
	7.1  Delivery by Sellers.
	7.2  Delivery by Buyer.
	7.3  Other Closing Transactions.

ARTICLE VIII - Covenants of Sellers Subsequent to the Closing
	8.1  Further Assurances.

ARTICLE IX - Indemnification
	9.1  Indemnification by Sellers.
	9.2  Indemnification by Buyer.
	9.3  Notice and Defense of Third Party Claims.
	9.4  Limitation on Claims

ARTICLE X - Termination
	10.1
	10.2

ARTICLE XI - Miscellaneous
	11.1  Notices.
	11.2  Further Assurances
	11.3  Waiver.
	11.4  Entire Agreement and Modification.
	11.5  Assignments, Successors and No Third-Party
Rights.
	11.6  Severability.
	11.7  Sections Headings, Construction.
	11.8  Time of Essence.
	11.9  Governing Law.
	11.10 Publicity.
	11.11 Survival.
	11.12 Expenses
	11.13 Counterparts.

ARTICLE XII - Special Covenants
	12.1  Registration Rights.
	12.2  Election of Officers


	STOCK PURCHASE AGREEMENT
	between
	HITCOM CORPORATION
	and
	RAJAN ARORA
	JEFFREY SHIER
	and
	THE JEFFREY SAMUEL SHIER FAMILY TRUST
	For Purchase of All Outstanding
	Stock of
	CHANNEL TELECOM INC.

	Dated February 18, 1998

	STOCK PURCHASE AGREEMENT


	THIS STOCK PURCHASE AGREEMENT, entered into this 18th of February, 1998, between HitCom Corporation, a Delaware corporation ("Buyer"), and Rajan Arora, an individual resident in the City of Toronto, Canada ("Arora"), Jeffrey Shier, an individual resident in the City of Toronto, Canada ("Shier"), and the Jeffrey Samuel Shier Family Trust (the "Trust") (Arora, Shier and the Trust being herein collectively called the "Sellers");

	W I T N E S S E T H:

	WHEREAS, Arora owns, and on the Closing Date (as hereafter defined) will own 100 shares of the common stock, no par value, of Channel Telecom Inc., an Ontario corporation
(the "Company");

	WHEREAS, Shier and the Trust are the only shareholders of 1027126 Ontario Limited, an Ontario corporation
("Limited") and Limited owns, and on the Closing Date will own, 100 shares of the no par value common stock of the Company; and

	WHEREAS, the total of 200 shares of the Company's
Common Stock owned by Arora and Limited on the Closing Date will constitute all of the issued and outstanding shares of capital stock of the Company; and

	WHEREAS, Sellers desire to sell, and Buyer desires to purchase, the Stock in consideration for the payment to be made as described hereunder;

	NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

	ARTICLE I

	Terms of Purchase and Sale

Upon the terms and subject to the conditions of this Agreement, on the Closing Date (as hereinafter defined), Sellers shall sell to Buyer, and Buyer shall purchase from Sellers, the Stock for a purchase price equal to 4,000,000 shares of Buyer's Common
Stock, $0.001 par value (which number of shares shall be adjusted as hereinafter provided), issuable to Sellers in proportion to their stock ownership in the Company (the
"HitCom Shares") and a cash payment as hereinafter provided.
 Such purchase of the Stock will be accomplished by Buyer purchasing 100 shares directly from Arora and acquiring the 100 shares owned by Limited by acquiring from the Trust all of the outstanding stock of Limited. The 4,000,000 HitCom
Shares to be issued to Sellers are based upon Buyer having
9,500,000 shares outstanding at the Closing Date on a fully diluted basis, (excluding from such calculation Buyer's outstanding Convertible Preferred Stock and the shares into which such stock is convertible) and the HitCom Shares to be issued Sellers shall be adjusted upward or downward to the extent there is a variance from such 9,500,000 shares, and the resulting number of shares shall be increased by 839,950 shares. In addition, the number of HitCom Shares issued to Sellers will be proportionately increased if after the date hereof the Buyer is required to issue any additional shares of its common stock, or options to purchase such shares, to any person listed on Schedule 1.1.


Upon execution of this Agreement, Buyer will pay Sellers in proportion to their stock ownership in the Company an earnest money deposit of US $10,000 which shall be nonrefundable except in the event of a breach of this Agreement by Sellers. In addition, on the Closing Date, Buyer shall pay Sellers US $175,000 in proportion to their stock ownership in the Company toward which payment there shall be credited the US $10,000 earnest money deposit.

ARTICLE II

Representations and Warranties of Sellers
Sellers and Limited jointly and severally represent and warrant to Buyer as follows:

Organization, Standing and Qualification.
The Company is a corporation duly
organized, validly existing and in good standing under the laws of the Province of Ontario, Canada. The Company has full power and authority to conduct the business of marketing and distributing prepaid calling cards (the "Business") and to own and use its properties and assets in the manner in which, and in the places where, such properties and assets are now owned or used. The Company is qualified to transact business as a foreign corporation and is in good standing in each jurisdiction where failure to be so qualified would have a material adverse effect on the Company. The Company has obtained all certificates, licenses or permits necessary to engage in the Business it now conducts from all governmental authorities having jurisdiction over such Business, as required by each jurisdiction in which it has engaged in such Business, and all such certificates, licenses and permits are listed on Schedule 2.1 hereto. The Company does not engage in any activities other than the Business.


Capitalization. The sole authorized stock of the Company consists of an unlimited number of Class A preferred shares and an unlimited number of Class B preferred shares, none of which have been issued, and an unlimited number of shares of common stock, no par value, of which 200 shares are issued and outstanding. The Company's issued and outstanding stock is all owned beneficially and of record by Sellers in the amounts set forth opposite their signatures at the end of this Agreement. The issued and outstanding stock of the Company has been duly and validly issued, and is fully paid and non-assessable. None of such shares is subject to any lien or encumbrance or any restriction on sale.

No Additional Stock Issuable.
Neither Company nor
Limited has any outstanding stock purchase warrants or options, or securities convertible into stock; neither has any shares which it is committed to issue but which are as yet unissued; and neither the Company nor any of the Sellers is a party to any agreement obligating any of them to issue or transfer, or restricting any of them from transferring, at present or upon the occurrence of any event, any securities of the Company.

Subsidiaries and Partnership Interests.
The Company has no subsidiaries or interests in any joint venture, general or limited partnerships except as listed on Schedule 2.4 hereto. Schedule 2.4 contains a description of the Company's ownership interest in each such subsidiary, joint venture or partnership.

Authority; No Conflict.   This Agreement constitutes the
legal, valid and binding obligation of Sellers enforceable against Sellers in accordance with its terms. Sellers have the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform their obligations hereunder. Except as set forth in Schedule
2.5 neither the execution and delivery of this Purchase Agreement by Sellers nor the consummation of the transactions contemplated by them will:

(a)	violate or conflict with any provision of the
Certificate or Articles of Incorporation or By-Laws of the Company;

(b)	violate or conflict with any provision of any
law, rule, regulation, order, permit,
certificate, writ, judgment, injunction, decree, determination, award or other decision of any court, government, governmental agency or instrumentality, domestic or foreign, or arbitrator, binding upon Sellers or the Company;

(c)	result in a breach of, or constitute a
default under (or with notice or lapse of time or both result in a breach of or constitute a default under) or otherwise give any person the right to terminate, any lease, license, contract or other agreement or instrument to which Sellers or the Company is a party or by which any of them are bound;

(d)	result in, or require, the creation or
imposition of, any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the properties now owned or used by the Company.

Except as disclosed in Schedule 2.5, neither the Sellers nor the Company are required to give prior notice to, or obtain any consent, approval or authorization of, any governmental authority, creditor or other party in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by it.

Financial Statements.  Sellers have delivered to Buyer:

(a) audited balance sheets of the Company as at March 31 in each of the years 1996 through 1997, and the included audited statements of income, changes in stockholders' equity and cash flow for each of the fiscal years then ended (including the balance sheet as of March 31, 1997) (hereinafter referred to as the "Balance Sheet"), and (b) an unaudited consolidated balance sheet of the Company as at December 31, 1997 (the "Interim Balance Sheet") and the included unaudited statements of income, changes in stockholders' equity and cash flow for the nine months then ended, including in each case the notes thereto. Such financial statements and notes fairly present the financial condition and results of operations of the Company as at the respective dates thereof and for the periods referred to, all in accordance with generally accepted accounting principles, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (which, if presented, would not differ materially from those included in the Balance Sheet); the financial statements referred to in this section reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements.

Books and Records. The books of account, minute books, stock record books and other records of the Company, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices. At the Closing, all of those books and records will be in the possession of the Company.

Title to Properties; Encumbrances.   Schedule 2.8
describes all real property, leaseholds or other real property interests therein owned by the Company. The Company owns (with good and marketable title in the case of real property) all the properties and assets (real, personal and mixed, tangible and intangible) that it purports to own, including, but not limited to, all the properties and assets reflected in the Balance Sheet and the Interim Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed in Schedule 2.19 and property sold since the date of the Balance Sheet and the Interim Balance Sheet, as the case may be, in the ordinary course of business and consistent with past practice), and all the properties and assets purchased or otherwise acquired by the Company since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the ordinary course of business and consistent with past practice). Except as listed on Schedule 2.8, properties and assets reflected in the Balance Sheet and the Interim Balance Sheet are free and clear of all liens and encumbrances.

Condition and Sufficiency of Assets.
The buildings, plants, structures and equipment owned, leased or used by the Company have no known defects, are in good operating condition and repair and are adequate for the uses to which they are being put, and none of such building, plants, structures or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures and equipment owned, leased or used by the Company are sufficient for the continued conduct of the Business after the Closing Date in substantially the same manner as conducted prior to the Closing date. Schedule 2.9 lists all items of machinery and equipment owned by the Company having a book value or replacement cost in excess of $1,000.

Accounts Receivable.
All accounts receivable of the Company that are reflected in the Balance Sheet or the Interim Balance Sheet represent or will represent valid obligations arising from sales actually made in the ordinary course of business, and are current and collectible net of the respective reserves shown on the Balance
Sheet or the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date.

Inventory.
All inventory of the Company, whether or not reflected in the Balance Sheet or the Interim Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date, as the case may be. The quantities of each type of inventory are not excessive, but are reasonable and warranted in the present circumstances of the Company.

No Undisclosed Liabilities.
Except as set forth in Schedule 2.12 the Company has no liabilities or obligations of any nature (known or unknown, absolute, accrued, contingent or otherwise) that were not fully reflected or reserved against in the Balance Sheet or the Interim Balance
Sheet, except liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the respective dates thereof.

The Company has filed or caused to be filed on a timely basis all tax returns that are or were required to be filed by it pursuant to the laws, regulations or administrative requirements of each governmental body with taxing power over it or its assets. The Company has paid, or made provision for the payment of, all taxes that have or may have become due pursuant to such tax returns, or otherwise, or pursuant to any assessment received by Sellers or the Company, except such taxes, if any, as are set forth in Schedule 2.13 and are being contested in good faith and as to which adequate reserves (determined in accordance with generally accepted accounting principles consistently applied) have been provided in the Balance Sheet and the Interim Balance Sheet.
 The Canadian and provincial income tax returns of the Company have been filed for all tax years through 1997. The charges, accruals and reserves with respect to taxes on the books of the Company are adequate (determined in accordance with generally accepted accounting principles consistently applied) and are at least equal to the Company's current and deferred liabilities for taxes. There exists no proposed tax assessment against the Company except as disclosed in the Balance Sheet, the Interim Balance Sheet or in Schedule 2.13.
All taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper governmental body or taxing authority. All tax returns filed by the Company are true, correct and complete.

No Material Adverse Change.
Since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets or condition of the Company or any event, condition or contingency that is likely to result in such a material adverse change.

Labor Agreements, Benefit Plans and Employment Agreements.
Except as set forth in Schedule 2.15, the Company is not a party to or otherwise subject to (i) any union, collective bargaining or similar agreement; (ii) any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, welfare or incentive plan or agreement; (iii) any plan providing for "fringe benefits" to its employees, including but not limited to vacation, sick leave, medical, hospitalization, life insurance, automobile, club memberships and other plans and related benefits; or
(iv) any employment agreement not terminable without penalty on 30 days' written notice. There are no negotiations, demands or proposals which are pending which concern matters covered by the type of agreement listed in this paragraph nor does the Company have any liabilities with respect thereto except as reflected in the Balance Sheet or Interim Balance
Sheet.

Employees and Consultants.
Set forth on Schedule 2.16 is a list setting forth (i) all current employees of the Company not covered by collective bargaining agreements whose salary rate exceeds US $25,000 per year, and (ii) all consultants (other than lawyers and accountants) performing services for the Company or any subsidiary since December 31, 1996, together with the job title of such employees or the services provided by such consultants and the current compensation rate (including bonuses) of such employees and the fees paid or payable to such consultants. Schedule 2.16 also contains a summary description of any employment or other agreement or understanding, whether or not written, with any such person that is not terminable upon 30 days' notice without penalty.

Overtime, Back Wages, Vacations, and Minimum Wages.
Except as disclosed on Schedule 2.17, no present or former employee of the Company has any claim against it (whether under federal or state law, under any employment agreement or otherwise), on account of or for (i) overtime pay other than for the current payroll;
(ii) wages or salary for any period other than the current payroll; (iii) bonuses; (iv) vacation, time off or pay in lieu of vacation or time off, other than vacation or time off
(or pay in lieu thereof) earned in respect of the current fiscal year; (v) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work; or (vi) any rights or claims which would result from consummation of the transaction contemplated by this Agreement.

Discrimination, Occupational Safety,
Environmental Control, and Other Statutes and Regulations. Except as disclosed in Schedule 2.18, neither Sellers nor the Company have received any notice of any claim or have any reason to believe that there is any basis for any action or proceeding against the Company arising out of any statute, ordinance or regulation relating to discrimination in employment, termination of employment, or unemployment practices, occupational safety and health standards, or environmental pollution or control, which if upheld would have a materially adverse effect on its business or condition, financial or otherwise. To Sellers' knowledge, the Company has properly disposed of all hazardous waste for which it is lawfully responsible, and to the knowledge of Sellers there are no hazardous wastes or substances on any property owned or occupied by it.

Contracts and Commitments.  Except as set forth in
Schedule 2.19, the Balance Sheet or Interim Balance Sheet, the Company does not have outstanding and is not a party to:
 (i) any contract or commitment requiring it to render services or make a payment at a price or in an amount of over US $10,000.00 in the aggregate, other than [a] any contract or commitment of not more than US $10,000 entered into in the ordinary course of business, or [b] any contract or commitment of not more than US $10,000 which is terminable upon not more than one month's notice without penalty;
(ii) any lease of any real or personal property under which it is lessor; (iii) any revocable or irrevocable power of attorney to any person, firm or corporation for any purpose whatsoever; or (iv) any loan agreement, security agreement, indenture, promissory note, conditional sales agreements or other similar agreement. All of such contracts and commitments are valid, binding and in full force and effect in accordance with their terms, and none require the consent of any other party which has not been or will not be obtained prior to the consummation of the transactions contemplated by this Agreement. The Company and, to the best of Sellers' knowledge, the other parties to such material contracts, have complied or are presently in compliance with the provisions thereof, and the Company is not in default and, to the best knowledge of the Sellers, no other party is in default, in the performance, observation or fulfillment of any obligation, covenant or condition contained therein, and no event has occurred which, with or without the giving of notice, lapse of time or both, would constitute a default thereunder.

Insurance.
The Company has been continuously and is presently insured for reasonable amounts with insurance companies believed by Sellers to be responsible and financially sound against such risks as companies engaged in providing similar services are, in accordance with good business practice, customarily insured, including but not limited to casualty and fire insurance. No pending or threatened claim has been made against any insurer or the Company on account of any such policy or policies of insurance, and the Company has not received any cancellation notices or indication that the insurer is unwilling to renew or continue coverage. Within the past five years, no insurer has cancelled or refused to issue a policy of insurance to the Company. Set forth on
Schedule 2.20 is a list setting forth the carrier, the amount and type of coverage, the term, the expiration date, the premium and the broker for all insurance policies and bonds in force covering the Company and its properties, operations and personnel. Such parties are sufficient for all requirements of law and all agreements to which the Company is a party or by which it is bound, and none of such policies will in any way be affected by, terminate or lapse by reason of the transactions contemplated by this Agreement.

Litigation.
Except as set forth on Schedule 2.21, (i) neither Sellers nor the Company are subject to any judgment, award, injunction, rule, order, or decree in which relief is sought involving, affecting, or relating to the ownership, operation, or use of their assets or the conduct of the Company's business or which would prevent, delay, or make illegal the transactions contemplated by this Agreement, (ii) there are no actions, lawsuits, audits, investigations, claims, or proceedings pending or, to the best knowledge of the Sellers or the Company, threatened against, involving, affecting, or relating to the Company or to its ownership, operation, or use of its assets or to the conduct of its business before any court, arbitrator, or federal, state, municipal, or other governmental department, board, agency, or instrumentality, or (iii) to the knowledge of Sellers or the Company, there exist no facts to serve as a basis, under current laws or regulations, for the institution of any action, lawsuit, audit, investigation, claim, or proceeding which might affect materially and adversely the business, financial condition, or prospects of the Company.

Proprietary Rights.
Except as set forth on Schedule 2.22,
the Company does not own or use any patents, trademarks, copyrights, computer programs, software, trade secrets or other proprietary rights. The Company is not infringing upon or otherwise acting adversely to any such rights owned by any other party or parties, and there is no such claim or action pending or, to the knowledge of Sellers, threatened.

No Breach of Statute, Decree, Order or Contract.
Except as disclosed in any schedule hereto, subject to any applicable grace period, the Company is not in default under or in violation in any material respect of any applicable statute, law, ordinance, decree, order, rule or regulation of any governmental body, or the provisions of any franchise or license, or in default under or in violation of any provision of its Certificate or Articles of Incorporation, By-Laws, any promissory notes, indentures, or any evidence of indebtedness or security therefor, or any lease, contract, purchase or other commitment or any other agreement by which it is bound which could result in a materially adverse effect on its business or condition, financial or otherwise.

Guaranties.
Except as set forth on Schedule 2.24 or in the Balance
Sheet, the Company is not a guarantor, indemnitor, or otherwise liable for any indebtedness of any other person, firm or corporation, except as endorser on checks received by it and deposited in the ordinary course of business.

Transactions With Affiliates, Directors and Others.
Except as set forth in Schedule 2.25: (i) the Company is not indebted to Sellers or to any director, officer or employee or any relative of any of Sellers, except for amounts due as normal salaries, wages and bonuses for the current period at rates in effect prior to December 31, 1996, or subsequently accrued for the current fiscal year in accordance with the Company's regular past practice, or in reimbursement of ordinary expenses on a current basis; (ii) neither Sellers nor any director, officer or employee of the Company or any relative of any of Sellers is indebted to the Company except for advances for ordinary business expenses for which such Sellers, directors, officers or employees are accountable; and (iii) neither Sellers nor any officer or director has any material financial interest in any transaction with the Company in which it is in competition with the Company.

Officers and Directors.
Set forth in Schedule 2.26 is a
list of the officers and directors of the Company.

Bank Accounts.
Set forth in Schedule 2.27 is a complete list of all bank accounts and safe deposit boxes of the Company, together with the names of persons authorized to sign on or have access thereto.

Sellers' Investment Intent.
Sellers represent and warrant that:

		(i)	They are acquiring the HitCom Shares issuable
pursuant to this Agreement for investment for their own account and not with a view to distribution or resale;

		(ii)	They will not sell, hypothecate or otherwise
dispose of all or any part of the HitCom
Shares unless such HitCom Shares have been registered under the Securities Act of 1933, as amended, and applicable state and provincial securities laws or, in the opinion of counsel satisfactory to Buyer, an exemption from the registration requirements of the Securities Act and state and provincial securities laws is available, and they agree that a legend to the foregoing effect may be placed upon any certificates or other documents issued to them representing the HitCom Shares, and the records of Buyer may be marked to indicate the restrictions on transfer; provided that a portion of the HitCom Shares may be transferred by Sellers to Ronald K. Mann in payment of a finder's fee obligation to him subject to availability of an exemption from registration under applicable securities laws.

		(iii)	They have such knowledge and experience in
financial and business matters that they are capable of evaluating the merits and risks of an investment in Buyer;

		(iv)	They have evaluated and understand the risks
and terms of their investment in Buyer, and they understand the speculative nature of an investment in Buyer, and that they can afford to bear the risks of their investment in Buyer.

		(v)	They have had an opportunity to ask questions
of the Buyer concerning their investment in the HitCom Shares and to obtain such information as they deemed necessary to their evaluation of their investment in the HitCom
Shares.

Brokers or Finders.
Except for a finder's fee payable to
Ronald K. Mann which is payable solely by Sellers, Sellers have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other like payment in connection with this Agreement and will indemnify and hold Buyer harmless from any such payment alleged to be due by or through Sellers as a result of the action of Sellers.

Disclosure.
No representation or warranty by Sellers in this agreement, nor any schedule, statement or certificate furnished or to be furnished to Buyer pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein, not misleading.

1027126 Ontario Ltd.
Limited is a corporation duly and
validly organized under the laws of Ontario with full power and authority to enter into and carry out the terms of this Agreement and has taken all actions, corporate and otherwise, required for it to so. Limited has no business or purpose other than owning 100 shares of the Company's stock and has not engaged in any activities other than owning such stock. Sellers have provided to Buyer Limited's unaudited financial statement as of December 31, 1996 and will provide Limited's unaudited financial statement as of December 31, 1997. Such financial statements fairly present Limited's financial condition and the results of its operations as of the dates and for the periods indicated in accordance with generally accepted accounting principles consistently applied. At the Closing, Limited will have no liabilities, contingent or otherwise. Sellers shall, at their sole expense, prepare and cause to be filed all income or other tax returns required to be filed by Limited through the Closing Date or as a result of the transaction contemplated hereby and shall pay when due all taxes owed by Limited for such period or as a result of the transactions contemplated by this Agreement.

ARTICLE III

Representations and Warranties of Buyer

Buyer represents and warrants to Sellers as follows:

Organization, Standing and Qualification.
Buyer is a corporation duly organized,
validly existing and in good standing under the laws of the State of Delaware. Buyer has full power and authority to conduct its business and to own and use its properties and assets in the manner in which, and in the places where, such properties and assets are now owned or used. Buyer is qualified to transact business as a foreign corporation and is in good standing in each jurisdiction where failure to be so qualified would have a material adverse effect on Buyer. Buyer has obtained all certificates, licenses or permits necessary to engage in the business it now conducts from all governmental authorities having jurisdiction over Buyer, as required by each jurisdiction in which it has engaged in such business.

Capitalization.
The sole authorized stock of Buyer
consists of 12,500,000 shares of common stock, $0.004 par value, of which 8,333,514 shares are issued and outstanding and 5,000,000 shares of convertible preferred stock, $.001 par value, of which 265,010.75 shares are issued and outstanding.

Additional Stock Issuable.
Except as set forth in
Schedule 3.3, Buyer has no outstanding stock purchase warrants or options, nor securities convertible into stock;
and it has no shares which it is committed to issue but which are as yet unissued.

Subsidaries and Partnership Interests. Buyer has no subsidiaries or interests in any joint venture, general or limited partnerships except as listed on Schedule 3.4 hereto. Schedule 3.4 contains a description of the Buyer's ownership interest in each such subsidiary, joint venture or partnership.

Authority; No Conflict.
   This Agreement constitutes the
legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms. Buyer has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder. Neither the execution and delivery of this Purchase Agreement by Buyer nor the consummation of the transactions contemplated by them will:

		(a)	violate or conflict with any provision of the
Certificate of Incorporation or By-Laws of the Company;

		(b)	violate or conflict with any provision of any
law, rule, regulation, order, permit,
certificate, writ, judgment, injunction, decree, determination, award or other decision of any court, government, governmental agency or instrumentality, domestic or foreign, or arbitrator, binding upon Buyer;

		(c)	result in a breach of, or constitute a
default under (or with notice or lapse of time or both result in a breach of or constitute a default under) or otherwise give any person the right to terminate, any lease, license, contract or other agreement or instrument to which Buyer is a party or by which it is bound;

		(d)	result in, or require, the creation or
imposition of, any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the properties now owned or used by the Buyer.

Buyer is not required to give prior notice to, or obtain any consent, approval or authorization of, any governmental authority, creditor or other party in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by it.

Financial Statements.
Buyer has delivered to Sellers
Buyer's internal financial statements for the nine months ended December 31, 1997 which fairly present the financial condition and results of operations of Buyer as at the date thereof and for the period referred to.

Accounts Receivable.
 All accounts receivable of Buyer that
are reflected in Buyer's December 31, 1997 audited balance sheet provided to Sellers represent valid obligations arising from sales actually made in the ordinary course of business, and are current and collectible net of the respective reserves shown thereon or on the accounting records of Buyer as of the Closing Date.

No Undisclosed Liabilities.
Except as set forth in
Schedule 3.8 Buyer has no liabilities or obligations of any nature (known or unknown, absolute, accrued, contingent or otherwise) that were not fully reflected or reserved against in the December 31, 1997 audited balance sheet provided to Sellers, except liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the respective dates thereof.

Taxes.
Buyer has filed or caused to be filed on a timely basis all tax returns that are or were required to be filed by it pursuant to the laws, regulations or administrative requirements of each governmental body with taxing power over it or its assets. Buyer has paid, or made provision for the payment of, all taxes that have or may have become due pursuant to such tax returns, or otherwise, or pursuant to any assessment received by Buyer, except such taxes, if any, as are set forth in Schedule 3.9 and are being contested in good faith and as to which adequate reserves (determined in accordance with generally accepted accounting principles consistently applied) have been provided in Buyer's balance sheets provided or to be provided to Sellers. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Schedule 3.9, are being contested in good faith by appropriate proceedings. Buyer has not given or been requested to give any waivers or extensions of any statute of limitations relating to the payment of taxes of the Buyer or for which the Buyer may be liable. The charges, accruals and reserves with respect to taxes on the books of the Buyer are adequate (determined in accordance with generally accepted accounting principles consistently applied) and are at least equal to the Buyer's current and deferred liabilities for taxes. There exists no proposed tax assessment against the Buyer except as disclosed in Buyer's balance sheets provided or to be provided to Sellers or in Schedule 3.9. All taxes that Buyer is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper governmental body or taxing authority.
All tax returns filed by Buyer are true, correct and complete.

No Material Adverse Change.
Since December 31, 1997, there has not been any material adverse change in the business, operations, properties, prospects, assets or condition of the Buyer or any event, condition or contingency that is likely to result in such a material adverse change.

Labor Agreements, Benefit Plans and Employment Agreements.
Except as set forth in Schedule 3.11, Buyer is not a party to or otherwise subject to (i) any union, collective bargaining or similar agreement; (ii) any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, welfare or incentive plan or agreement; (iii) any plan providing for "fringe benefits" to its employees, including but not limited to vacation, sick leave, medical, hospitalization, life insurance, automobile, club memberships and other plans and related benefits; or
(iv) any employment agreement not terminable without penalty on 30 days' written notice. There are no negotiations, demands or proposals which are pending which concern matters covered by the type of agreement listed in this paragraph nor does Buyer have any liabilities with respect thereto except as reflected in Buyer's balance sheets provided or to be provided to Sellers.

Insurance.
Buyer has been continuously and is presently insured for reasonable amounts with insurance companies believed by Buyer to be responsible and financially sound against such risks as companies engaged in providing similar services are, in accordance with good business practice, customarily insured, including but not limited to casualty and fire insurance. No pending or threatened claim has been made against any insurer or Buyer on account of any such policy or policies of insurance, and Buyer has not received any cancellation notices or indication that the insurer is unwilling to renew or continue coverage.

Litigation.
Except as set forth on Schedule 3.13, (i) Buyer is not subject to any judgment, award, injunction, rule, order, or decree in which relief is sought involving, affecting, or relating to the ownership, operation, or use of their assets or the conduct of the Buyer's business or which would prevent, delay, or make illegal the transactions contemplated by this Agreement, (ii) there are no actions, lawsuits, audits, investigations, claims, or proceedings pending or, to the best knowledge of Buyer, threatened against, involving, affecting, or relating to Buyer or to its ownership, operation, or use of its assets or to the conduct of its business before any court, arbitrator, or federal, state, municipal, or other governmental department, board, agency, or instrumentality, or (iii) to the knowledge of Buyer, there exist no facts to serve as a basis, under current laws or regulations, for the institution of any action, lawsuit, audit, investigation, claim, or proceeding which might affect materially and adversely the business, financial condition, or prospects of the Buyer.

Proprietary Rights.
Except as set forth on Schedule 3.14,
Buyer does not own or use any patents, trademarks, copyrights, computer programs, software, trade secrets or other proprietary rights. Buyer is not infringing upon or otherwise acting adversely to any such rights owned by any other party or parties, and there is no such claim or action pending or, to the knowledge of Buyer, threatened.

No Breach of Statute, Decree, Order or Contract.
Except as disclosed in any schedule hereto, subject to any applicable grace period, Buyer is not in default under or in violation in any material respect of any applicable statute, law, ordinance, decree, order, rule or regulation of any governmental body, or the provisions of any franchise or license, or in default under or in violation of any provision of its Certificate of Incorporation, By-Laws, any promissory notes, indentures, or any evidence of indebtedness or security therefor, or any lease, contract, purchase or other commitment or any other agreement by which it is bound which could result in a materially adverse effect on its business or condition, financial or otherwise.

Guaranties.
 Except as set forth on Schedule 3.16, Buyer is not a guarantor, indemnitor, or otherwise liable for any indebtedness of any other person, firm or corporation, except as endorser on checks received by it and deposited in the ordinary course of business.

Transactions With Affiliates, Directors and Others.
Except as set forth in Schedule
3.17: (i) Buyer is not indebted to any of its directors, officers or employees or any of their relatives, except for amounts due as normal salaries, wages and bonuses for the current period at rates in effect prior to December 31, 1997, or subsequently accrued for the current fiscal year in accordance with the Buyer's regular past practice, or in reimbursement of ordinary expenses on a current basis;
(ii) none of Buyer's directors, officers or employees or any of their family members is indebted to Buyer except for advances for ordinary business expenses for which such directors, officers or employees are accountable; and
(iii) no officer or director of Buyer has any material financial interest in any transaction with Buyer in which it is in competition with Buyer.

Officers and Directors.
Set forth in Schedule 3.18 is a
list of the officers and directors of the Company.

Brokers or Finders.
Except for Fidelity Capital Corporation whose compensation is the sole responsibility of Buyer, Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other like payment in connection with this Agreement and will indemnify and hold Sellers harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer, its officers and agents.

Investment Intent.
Buyer acknowledges that the Stock has
not been registered under the Securities Act of 1933, as amended (the "1933 Act"), and that Sellers have disclosed to Buyer that the Stock may not be resold absent such registration or unless an exemption from registration is available. Buyer is acquiring the shares for its own account, for investment purposes only and not with a view to distribution thereof within the meaning of Section 2(11) of the 1933 Act.

Validity of Shares.
Subject to Buyer's shareholders voting
to amend Buyer's Certificate of Incorporation to authorize the issuance of additional shares of Buyer's Common Stock, when issued pursuant to the terms of this Agreement, the HitCom Shares to be issued to Sellers hereunder will be duly and validly issued, fully paid and non-assessable.

Disclosure.
No representation or warranty by Buyer in this Agreement, and no certificate or written statement furnished or to be furnished to Sellers pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or shall contain any untrue statement of material fact, or omits or shall omit to state a material fact necessary in order to make the statements contained herein and therein not misleading.

Share Holdback.
For one year after the Closing Date, Buyer will not permit or facilitate any sale or other disposition of any of the HitCom Shares owned by Scott Beil or Anthony Hitt except pursuant to a registered public offering.

ARTICLE IV

Covenants Prior to Closing Date

Affirmative Covenants.
During the period from the date of
this Agreement to the Closing Date, Buyer shall, and Sellers shall and shall cause the Company to:

Access and Investigation.

	(a)  Afford the other and their respective
representatives full and free access to the Company's and Buyer's respective personnel, properties, documents, contracts, books and records, including tax returns, and furnish the other with copies of said documents and with such additional financial and operating data and other information as the other shall, from time to time, reasonably request for the purpose of enabling Buyer and Sellers to conduct an investigation of the Company and Buyer, respectively; provided that all such access and information shall be supplied in such a way as to minimize disruption of the business of Buyer and the Company. The furnishing of such information and any such investigation, shall not affect a party's right to rely on any representations and warranties made in this Agreement.

	(b) During such investigation, Buyer and Sellers and their respective representatives shall have the right to make copies of such documents, contracts, books and records, tax returns and other materials as they may seem advisable. In the event the transactions contemplated by this Agreement are not consummated, Buyer and Seller and their representatives shall treat all information originally obtained in such investigation, and not otherwise known to recipient thereof or already in the public domain, as confidential and shall promptly return to the provider thereof all copies of materials belonging to such provider made by such recipient or its representatives.

Operations.

	(a) continue to conduct its business consistent with past practice in its usual manner; and maintain its books of account in a manner that fairly and accurately reflects its income, expenses and liabilities in accordance with generally accepted accounting principles and practices;

	(b) duly and punctually perform all of its contractual obligations in accordance with the terms hereof;

	(c) give prompt written notice to the other party of any notice received by it of any default or breach or alleged default or breach under any material instrument or agreement to which it is a party or by which it is bound and take all reasonable steps to cure any default;

	(d) use its best efforts to preserve the goodwill of its suppliers, customers, landlords and others having business relations with it;

	(e) maintain and keep its properties and facilities in good condition and working order, except for ordinary wear and tear;

	(f) comply with all laws applicable to it and the conduct of its business;

	(g) give prompt written notice to the other party of the commencement of any action, suit, proceeding or investigation or the assertion of any material claim or threat to commence any action, suit, proceeding or investigation; keep the other party fully and promptly informed as to any developments in any pending action, suit, proceeding or investigation;

	(h) use its best efforts and cooperate with the other party in taking all necessary steps necessary to obtain any consent, approval or authorization required by law to allow the consummation of this Agreement and the transactions contemplated hereby, including the approval and authorization of any Federal, state or local governmental agency or authority having jurisdiction over the transactions contemplated hereby as may be required, and such steps will be taken as soon as practicable;

	(i) use its best efforts to preserve its business organization intact and retain the services of its present officers, employees and agents;

	(j) maintain in full force and effect insurance policies on all properties real and personal providing coverage and amounts of coverage comparable to the coverage and amounts of coverage provided under its policies of insurance now in effect and obtain such additional insurance as Buyer may direct by notice; and

	(k) use its best efforts to cause all conditions to the consummation of the transactions contemplated hereby to be satisfied.

Negative Covenants.
Except as contemplated by this
Agreement, Buyer shall not, without the prior written consent of Sellers, and Sellers shall not, without the prior written consent of Buyer permit the Company to:


Restrictions.

	(a)  except in the ordinary course of business,
(i) enter into any contract or commitment, or (ii) incur or agree to incur any liability or make any capital expenditure, where the aggregate payments involved may reasonably be expected to exceed US $25,000;

	(b) change, amend or modify its charter (including, without limitation to change its capital stock by reclassification, subdivision, reorganization or otherwise) or amend its bylaws;

	(c) issue, sell or otherwise dispose of any share of its capital stock or create any obligation to issue, sell or otherwise dispose of any shares of its capital stock;

	(d) incur, or agree to incur, or otherwise guarantee or become liable for any indebtedness for money borrowed except for contemplated debt financing by Buyer not to exceed
US $400,000 in principal amount;

	(e) cause or suffer any of its real or personal property to become subject to any material lien security interest, mortgage or other encumbrance except in connection with contemplated debt financing by Buyer not to exceed US $400,000 in principal amount;

	(f) increase the compensation payable or to become payable to any of its directors, officers, employees, agents or consultants, make or agree to make or change any bonus, pension, option, deferred compensation, retirement payment, profit sharing or like payment or arrangement to or for the benefit of any such person or enter into or change any employment arrangement with any such person;

	(g) directly or indirectly, declare, set aside, pay or make any distribution in respect of, or, directly or indirectly, purchase, redeem or otherwise acquire, or agree to purchase, redeem or otherwise acquire, any of its capital stock;

	(h) enter into any employment agreement, or increase the compensation payable to or to become payable to any of its or their directors, employees, consultants or agents;

	(i) enter into or amend any lease, contract, understanding, commitment, or transaction other than in the usual and ordinary course of business;

	(j) incur any obligation or liability, absolute or contingent, other than in the usual and ordinary course of business;

	(k) fail to maintain its tangible properties in good condition and repair;

	(l) incur any indebtedness for borrowed money other than in the usual and ordinary course of business except for contemplated debt financing by Buyer not to exceed US
$400,000 in principal amount;

	(m) make loans or advances, except extensions of credit in the usual and ordinary course of business for merchandise purchased and customary advances to salesman against commissions;

	(n) make any capital expenditures other than in the usual and ordinary course of business;

	(o) use any of its assets for other than proper corporate purposes and in the usual and ordinary course of business;

	(p) purchase, cancel, retire, redeem or otherwise acquire any securities or declare or pay any dividends or make any distribution with respect to its capital stock;

	(q) change the banking arrangements and signatures currently in effect or grant any powers of attorney;

	(r)  knowingly waive any right of substantial value;

	(s) take any action by its Board of Directors or stockholders except in the ordinary course of business;

	(t) violate or continue to violate any governmental law or regulation, other than minor infractions constituting summary offenses, if the violation would have a materially adverse effect on its business; or

	(u) fail to notify Buyer of any fact or occurrence, which, if it existed on the date hereof, would constitute a breach of the representations and warranties in Article III hereof.

Notification.
Each party will promptly notify
the other in writing if such party becomes aware of any fact or condition which makes untrue, or shows to have been untrue, any representation or warranty made by such party in this Agreement.

Best Efforts and No Negotiation.
The parties will
each use their best efforts to cause all conditions to the consummation of the transactions contemplated hereby to be satisfied and, prior to termination of this Agreement, and Sellers will not undertake any negotiation for sale of the Stock or the business or assets of the Company to any person or entity other than Buyer.

Update of Disclosure. The parties shall each supplement their respective Disclosure Schedules forthwith upon the occurrence of any event which changes in any material respect any statement made by such party in this Agreement or in their respective Disclosure Schedules.

ARTICLE V

Conditions Precedent to Buyer's Obligations

	All obligations of Buyer under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, subject, however, to the right of Buyer to waive any one or more of such conditions:

Correctness of Representations and Warranties.
The representations and warranties by Sellers contained in this Agreement and in the certificates and papers to be delivered to Buyer pursuant hereto and in connection herewith shall be true on the date hereof, and on the Closing Date as though such representations and warranties were made on and as of the Closing Date.

No Adverse Change.
   The Business and property of the Company shall not have been threatened or affected materially and adversely or substantially interfered with in any way, whether or not covered by insurance, as the result of fire, explosion, earthquake, flood, disaster, accident, labor dispute or any action of the United States or any governmental authority, riot, civil disturbances, activities of the armed forces, or act of God or the public enemy, or otherwise; and there shall not have occurred any materially adverse change in the financial condition or of the condition of the assets or liabilities of the Company as reflected in the Balance Sheet and Interim Balance Sheet.

 Compliance with Agreement.
Sellers shall have performed
and complied with all of their obligations under this Agreement which are to be performed or complied with by them prior to the Closing Date.

 Certification of Compliance.
 Sellers shall have delivered to Buyer a certificate signed by them and such officers of the Company as Buyer may reasonably request, dated the Closing Date, certifying to the best of their knowledge in such form as Buyer may reasonably request, as to the fulfillment of the conditions set forth in Sections 5.1,
5.2 and 5.3 of this Article V.


Opinion of Counsel.
 Buyer shall have received from counsel
to Sellers an opinion of such counsel dated as of the Closing
Date to the effect that:

	(a)	The Agreement has been duly executed and delivered
by Sellers and constitutes a valid and binding obligation of Sellers, enforceable against each of them in accordance with its terms.

	(b)	The authorized capital stock of the Company
consists of an unlimited number of Class A preferred shares and an unlimited number of Class
B preferred shares, none of which is outstanding, and an unlimited number of shares of common stock, no par value, of which 200 shares are outstanding and the authorized capital stock of Limited consists of the number of authorized and issued and outstanding shares as specified in such opinion. Sellers own all of the stock of record and, to the best of counsel's knowledge, beneficially, free and clear of all liens and adverse claims. As a result of the delivery of certificates for the Stock and the stock of Limited to Buyer and the payment to Sellers being made at the Closing, Buyer is acquiring record and beneficial ownership of all of the Stock, free and clear of all liens and adverse claims.

	(c)	The Company and Limited are each corporations duly
organized, validly existing and in good standing under the laws of their jurisdictions of incorporation with full corporate power and authority to own its properties and to engage in its business as presently conducted or contemplated, is duly qualified and in good standing as a foreign corporation under the laws of each other jurisdiction in which it is authorized to do business as set forth in Seller's
Disclosure Schedules. All of the Stock and the stock of Limited has been duly authorized and validly issued and is fully paid and nonassessable and was not issued in violation of any preemptive rights. To the best of such counsel's knowledge, there are no outstanding options, rights, conversion rights, agreements or commitments of any kind relating to the issuance, sale or transfer of any capital stock or other securities of the Company or Limited.

	(d)	Neither the execution and delivery of the
Agreement nor the consummation of any or all of the transaction contemplated thereby (i) violates, is in conflict with, or constitutes a default (or an event which, with notice or lapse of time or both, would constitute a default) under any agreement or commitment known to such counsel to which any of the Sellers is party or (ii) violates any statute, law, regulation or rule, or, to the best of such counsel's knowledge, any judgment, decree or order, of any court or other governmental body applicable to any of the Sellers.

	(e)	Neither the execution and delivery of the
Agreement nor the consummation of any or all of the transactions contemplated thereby (i) violates any provision of the certificate or article of incorporation or by-laws (or other governing instrument) of the Company or Limited,
(ii) violates, or is in conflict with, or constitutes a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or results in the termination of, or accelerates the performance required by, or excuses performance by any party of any of its obligations under, or causes the acceleration of the maturity of any debt or obligations under, or causes the acceleration of the maturity of any debt or obligation pursuant to, or results in the creation or imposition of any encumbrance upon any property or assets of the Company or Limited under any agreement or commitment known to such counsel to which the Company or Limited is a party or by which any its property or assets is bound, or to which any of the property or assets of the Company or Limited is subject, or (iii) violates any statute, law, regulation or rule, or, to the best of such counsel's judgment, decree or order, of any court or other governmental body applicable to the Company or Limited.

	(f)	No consent, approval or authorization of, or
declaration, filing or registration with, any governmental body is required for the valid execution, delivery and performance of the Agreement or the consummation of the transactions contemplated thereby.

Absence of Litigation.
   No suit, action or other proceeding
or investigation shall be threatened or pending before any court or governmental agency (i) to restrain or prohibit, or to claim damages or other relief in connection with this Agreement, the performance thereof in accordance with its terms, or the consummation of the transactions contemplated hereby, or (ii) on account of any matter or for any claims against Sellers or the Company not disclosed herein or on the schedules or exhibits hereto and which may materially and adversely affect the Business or financial condition of the Company, or the ability of Sellers to consummate the transactions hereunder.

Consents.
All consents or court approval necessary to the transfer, sale and delivery of the Stock free and clear of any liens, claims or encumbrances except as contemplated herein, shall have been obtained.

Insurance Coverage.
The Company shall not have experienced
any lapse or reduction in its liability or other insurance coverage from the amounts of coverage currently carried.

Financial Statements.
Sellers shall have provided Buyer
with the Company's audited financial statement as of December 31, 1997 which will fairly present, in accordance with generally accepted accounting principles, the Company's financial condition as of such date and the results of its operations for the nine months then ended and the Company's financial condition as of December 31, 1997 shall not vary materially adversely from its financial condition as shown on the Interim Balance Sheet.

Further Assurances.
  Buyer shall have received such further
instruments of assignment as it may reasonably require to carry out effectively the transactions contemplated hereunder.

Employment Agreements.
 Scott Beil, Rajan Arora and Jeffrey
Shier shall each have each entered into an Employment and Non-Compete Agreement with Buyer or a subsidiary of Buyer prior to Closing. Such agreements shall be in the same form and provide for annual salaries of not less than $80,000, $80,000 and $50,000, respectively.

 Authorization of Additional Shares.
  Buyer's shareholders shall have voted to amend Buyer's Certificate of Incorporation to authorize the issuance of such additional shares of Buyer's Common Stock as may be needed to consummate the transactions contemplated by this Agreement.

ARTICLE VI

	Conditions Precedent to Sellers' Obligations

	All obligations of Sellers under this Agreement are subject to fulfillment on or before the Closing Date of the following conditions; subject, however, to the right of Sellers to waive anyone or more of such conditions:

Correctness of Warranties and
Representations.
The representations and warranties of
Buyer contained in this Agreement and in any certificates and papers to be delivered pursuant hereto shall be true on the date hereof, and on the Closing Date as if such representations and warranties were made on and as of the Closing Date.

Opinion of Counsel.
   Seller shall have received from
Messrs. Armstrong, Teasdale, Schlafly & Davis, counsel to
Buyer, an opinion of such counsel dated as of the Closing
Date, to the effect that:

	(a)	Buyer is a corporation duly organized, validly
existing and in good standing under the laws of Delaware, with full corporate power and authority to execute and deliver the Agreement and to perform its obligations thereunder and to deliver the HitCom Shares.

	(b)	The execution, delivery and performance of the
Agreement have been duly authorized by all
necessary corporate action, including, but not
limited to, approval by the Board of Directors of
Buyer.   The Agreement has been duly executed and
delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable against it in accordance with its terms.

	(c)	Neither the execution and delivery of the
Agreement nor the performance of Buyer's obligations thereunder (i) violates any provision of the articles of incorporation or by-laws of Buyer; (ii) violates, is in conflict with, or constitutes a default (or an event which, with notice or lapse of time or both, would constitute a default) under any agreement or commitment known to such counsel to which Buyer is party, or
(iii) violates any statute, law, regulation or rule, or, to the best knowledge of such counsel, any judgment, decree or order of any court or governmental body applicable to Buyer.

	(d)	The HitCom shares being issued to Sellers pursuant
to the Agreement have been duly and validly issued and are fully paid and nonassessable.

Compliance with Agreement.
Buyer shall have performed and
complied with all of its obligations under this Agreement which are to be performed or complied with by it prior to the Closing Date.

Further Assurances.
 Sellers shall have received such
further instruments or documents as they may reasonably require to carry out effectively the transactions contemplated hereunder and to evidence fulfillment of the agreements contained herein and the performance of all conditions to the consummation of such transactions.

Purchase of Minority Interest.
Buyer shall have
purchased from Scott A. Beil his minority interest in One Plus Marketing, Inc. for total cash consideration of not more than $250,000, of which amount $150,000 shall be payable on the Closing Date and $100,000 on or after December 31, 1998 with interest on the unpaid balance at the rate of 9% per annum.

Shareholder Approval.
Buyer's shareholders shall have
ratified and approved Buyer's entering into this Agreement and consummating the transactions contemplated hereby after such shareholders have been provided with Buyers audited financial statement as of December 31, 1997.

Absence of Litigation.
No suit, action or other proceeding
or investigation shall be threatened or pending before any court or governmental agency (i) to restrain or prohibit, or to claim damages or other relief in connection with this Agreement, the performance thereof in accordance with its terms, or the consummation of the transactions contemplated hereby, or (ii) on account of any matter or for any claims against Buyer not disclosed herein or in the schedules or exhibits hereto and which may materially and adversely affect the business or financial condition of Buyer, or the ability of Buyer to consummate the transactions hereunder.

	6.8 Financing Statements. Buyer shall have provided Seller with Buyer's audited financial statement as of December 31, 1997 and the nine months then ended which will fairly present, in accordance with generally accepted accounting principles, Buyer's financial condition as of such date and the results of its operations for the nine months then ended, which statements shall not vary materially adversely from Buyer's internally prepared financial statements provided pursuant to Section 3.6.

Reporting Company Status.
Buyer shall have filed a Form
10-SB with the Securities and Exchange Commission and become subject to the reporting requirements of the Securities
Exchange Act of 1934, as amended.

No Adverse Change.
  The business and property of Buyer shall not have been threatened or affected materially and adversely or substantially interfered with in any way, whether or not covered by insurance, as the result of fire, explosion, earthquake, flood, disaster, accident, labor dispute or any action of the United States or any governmental authority, riot, civil disturbances, activities of the armed forces, or act of God or the public enemy, or otherwise; and there shall not have occurred any materially adverse change in the financial condition or of the condition of the assets or liabilities of Buyer as reflected in its December 31, 1997 audited Balance Sheet.

	ARTICLE VII

	Closing

	The closing (herein referred to as the "Closing" or the "Closing Date") under this Agreement shall take place at the offices of Armstrong, Teasdale, Schlafly & Davis, One Metropolitan Square, Suite 2600, St. Louis, Missouri 63012, on March 31, 1998, or at such other time and place as the parties may agree. Buyer shall have the option of extending the Closing for 30 days upon notice to Sellers and the issuance to Sellers of an aggregate of 50,000 shares of Buyer's Common Stock in proportion to their holdings in the Company on a non-refundable basis for which shares Buyer shall receive a credit toward the HitCom Shares issuable at the Closing. Buyer shall have a further option to extend the Closing for an additional 30 days upon notice to Sellers provided Buyer is proceeding diligently to effectuate the Closing.

Delivery by Sellers.
   At the Closing, Sellers shall deliver
to Buyer: (a) certificates representing all of the Stock and the stock of Limited endorsed in blank or with stock powers attached; (b) the certificate required by Section 5.4; (c) the opinion of counsel required by Section 5.5; (d) the Company's and Limited's minute books, stock ledgers, stock books and corporate seal; and (e) such other further instruments, documents or certificates as Buyer may reasonably request to carry out effectively the transactions contemplated hereunder.


Delivery by Buyer.
   At the Closing, Buyer shall deliver to
Sellers: (a) certificates registered in Sellers' names for the HitCom Shares; (b) the opinion of counsel required by
Section 6.2; (c) certified resolutions of Buyer's Board of Directors authorizing the execution, delivery and performance of this Agreement by Buyer; (d) US $175,000 as provided for in Article I hereof less the US $10,000 previously paid to Sellers; and (e) such other further instruments, documents or certificates as Sellers may reasonably request to carry out effectively the transactions contemplated hereunder. Unless otherwise specified by Sellers prior to Closing, the HitCom Shares and checks payable to them hereunder shall be issued in proportion to their ownership of the Stock.

Other Closing Transactions.
 At the Closing, the
Company, Scott Beil, Rajan Arora and Jeffrey Shier shall each enter into Employment and Non-Compete Agreements as herein provided.

ARTICLE VIII

	Covenants of Sellers Subsequent to the Closing

Further Assurances.
 Sellers will, upon request of Buyer
from time to time after the Closing, execute and deliver, and use their best efforts to cause other persons to execute and deliver, to Buyer all such further documents and instruments, and will do or use their best efforts to cause to be done such other acts, as Buyer may reasonably request more completely to consummate and make effective the transactions completed hereby.

ARTICLE IX

	Indemnification

Indemnification by Sellers.
Except as otherwise
expressly provided in this Article IX, Sellers jointly and severally shall defend, indemnify and hold harmless Buyer for, from and against each and every demand, claim, loss (which shall include any diminution in value), liability, damage, cost and expense (including, without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, "Losses") imposed on or incurred by Buyer or the Company, directly or indirectly, relating to, resulting from or arising out of: (a) any inaccuracy in any representation or warranty in any respect or nonfulfillment of any covenant, agreement or other obligation of Sellers under this Agreement, any Schedule hereto, or any certificate or other document delivered or to be delivered pursuant hereto; and (b) any claim, action, suit, proceeding, demand, assessment or judgment incident to any of the foregoing.

Indemnification by Buyer.
Except as otherwise expressly
provided in this Article IX, Buyer shall defend, indemnify and hold harmless Sellers for, from and against all Losses imposed on or incurred by Sellers directly or indirectly, relating to, resulting from or arising out of: (a) any inaccuracy in any representation or warranty in any respect, or nonfulfillment of any covenant, agreement or other obligation of Buyer under this Agreement, any Schedule hereto, or any certificate or other document delivered or to be delivered or to be delivered pursuant hereto, and (b) any claim, action, suit, proceeding, demand, assessment or judgment incident to any of the foregoing.

Notice and Defense of Third Party Claims.
If any action, claim or proceeding shall be brought or asserted against an indemnified party under this Article IX or any successor thereto (the "Indemnified Person") in respect of which indemnity may be sought from an indemnifying person under this Article IX (the "Indemnifying Person"), the Indemnified Person shall give prompt written notice of such action or claim to the Indemnifying Person who shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of all expenses; except that any delay or failure to so notify the Indemnifying Person shall relieve the Indemnifying Person of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure. The Indemnified Person shall have the right to employ separate counsel in any of the foregoing actions, claims or proceedings and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless both the Indemnified Person and the Indemnifying Person are named as parties and the Indemnified Person shall in good faith determine that representation by the same counsel is inappropriate. In the event that the Indemnifying Person, within ten (10) days after notice of any such action or claim fails to assume the defense thereof, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such action, claim or proceeding for the account of the Indemnifying Person, subject to the right of the Indemnifying Person to assume the defense of such action, claim or proceeding with counsel reasonably satisfactory to the Indemnified Person at any time prior to the settlement, compromise or final determination thereof. Anything in this
Article IX to the contrary notwithstanding, the Indemnifying Person shall not, without the Indemnified Person's prior written consent, settle, or compromise any action or claim or consent to the entry of any judgment with respect to any action, claim or proceeding for anything other than money damages paid by the Indemnifying Person. The Indemnifying Person may, without the Indemnified Person's prior written consent, settle or compromise any such action, claim or proceeding or consent to entry of any judgment with respect to any such action or claim that requires solely the payment of money damages by the Indemnifying Person and that includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Person from all liability in respect of such action, claim or proceeding.

Limitation on Claims.
Any claim for indemnification by a
party under this Article IX shall be barred unless brought within one year after the Closing.

ARTICLE X

	Termination

This Agreement and
the transactions contemplated herein may be terminated and abandoned at any time prior to the Closing under the following circumstances:

	(a)	By mutual consent of the Sellers and Buyer.

	(b)	By either Sellers or Buyer by notice to the other
if the Closing shall not have taken place on or prior to May 31, 1998.

	(c)	By the party adversely affected in the event of
any of the conditions set forth in Articles V and VI have not been fulfilled and the performance has not been waived by such party.

 If the Agreement is
terminated under this Article X, the parties shall have no further liability to each other by reason of such termination, except that if any party hereto knowingly or wilfully breaches or defaults in any of its representations, warranties or covenants, the other party adversely affected may at its option seek and exercise all remedies permitted by law and seek to recover attorneys' fees and other expenses related to the exercise of the foregoing remedies.

	ARTICLE XI"

	Miscellaneous

 Notices.
All notices given in connection with this Agreement shall be in writing and shall be delivered either by personal delivery, by telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by express courier or delivery service, addressed to the parties hereto at the following addresses:

		Sellers:

			Rajan Arora
			Channel Telecom Inc.
			393 King Street West, Suite 709
			Toronto, Ontario
			Canada  M5V 3G8
			Telecopy No. (416) 979-0647

		With a copy to:

			R.K. Mann
			9 A Casimir Street
			Toronto, Canada  MST 2P6
			Telecopy No. (416) 603-9186

		Buyer:

			HitCom Corporation
			700 North Second Street
			Third Floor
			St. Louis, Missouri  63102-2519
			Telecopy No. (314) 231-2468

		With a copy to:

			Joseph S. von Kaenel, Esq.
			Armstrong, Teasdale, Schlafly,
			  & Davis
			One Metropolitan Square, Suite 2600
			St. Louis, Missouri  63102-2740
			Telecopy No. (314) 621-5065

or at such other address and number as either party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by telecopy or similar facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communication sent by telecopy or other facsimile means); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

Further Assurances.
  The parties hereto agree (i) to
furnish upon request to each other such further information,
(ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other party hereto may at any time reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to herein.

Waiver.
 The rights and remedies of the parties of this Agreement are cumulative and not alternative. Neither the failure nor any delay on the part of any party in exercising any right, power or privilege under this Agreement or the documents referred to herein shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege.

Entire Agreement and Modification.
This Agreement is intended by the parties to this Agreement as a final expression of their agreement with respect to the subject matter hereof, and is intended as a complete and exclusive statement of the terms and conditions of that agreement. This Agreement may not be modified, rescinded, or terminated orally, and no modification, rescission, termination or attempted waiver of any of the provisions hereof (including this Section) shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

Assignments, Successors and No
Third-Party Rights.
This Agreement shall apply to and be
binding in all respects upon, and shall inure to the benefit of, the successors and assigns of the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person or entity other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement, or any provision hereof, it being the intention of the parties hereto that this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement, either successors and assigns, and for the benefit of no other person or entity.


Severability.
 In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

Sections Headings, Construction.
The headings of articles and sections contained in this Agreement are provided for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation. All references to articles and sections in this Agreement refer to the corresponding articles and sections of this Agreement. All words used herein shall be construed to be of such gender or number as the circumstances require. Unless otherwise specifically noted, the words
"herein", "hereof", "hereby", "hereinabove", "hereinbelow",
"hereunder", and words of similar import, refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause or other subdivision hereof.

Time of Essence.
 With regard to all time period s set forth or referred to in this Agreement, time is of the essence.


Governing Law.
 This Agreement shall be governed by, and construed under, the laws of the State of Missouri without regard to conflicts of laws, all rights and remedies being governed by such laws.

Publicity.
 Any public announcement or similar publicity with respect to this Agreement or the transactions contemplated hereby shall be issued, if at all, at such time and in such manner as Buyer shall determine after consultation with Sellers.
Unless consented to by the Buyer in advance or required by law, prior to the Closing Sellers shall, and shall cause the Company to, keep the provisions of this Agreement strictly confidential and make no disclosure thereof to any person. Sellers and Buyer will consult with each other concerning the means by which the Company's employees, customers and suppliers and others having dealings with the Company will be informed of the transaction contemplated hereby, and Buyer shall have the right to be present for any such communication.

Survival.
All covenants, agreements, representations and warranties made herein shall be deemed to be material and to have been relied upon by Buyer and Sellers, respectively, notwithstanding any prior knowledge or any investigations hereunder or hereafter made by Buyer or Sellers or on behalf of either of them. All representations and warranties shall survive the Closing for a period of one year.

Expenses.
The costs, expenses, taxes or charges incurred by the Buyer and the Sellers in connection with this Agreement shall be borne by the party incurring such costs, expenses, or charges; provided the Sellers shall bear any costs, expenses, or charges incurred by the Company prior to Closing except for such costs as may have been approved in advance by Buyer.

Counterparts.
This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement, and all of which, when taken together, shall be deemed to constitute but one and the same agreement.

ARTICLE XII

	Special Covenants


Registration Rights.
   If within two years after the Closing
Buyer files a registration statement under the Securities Act of 1933, as amended, (on other than Form S-8 or Form S-4 or successor forms thereto) covering shares of Buyer's other shareholders, Buyer will offer Sellers "piggyback" registration rights entitling them to include their shares in such registration on a pro rata basis with other shareholders of Buyer participating in such offering. Such registration rights shall be subject to customary indemnification and expense sharing provisions and such conditions and terms as the underwriters may require. Such registration rights shall also apply to the 50,000 shares of Buyer's Common Stock issuable upon an extension of the Closing for one year after such issuance.

Election of Officers.  At the Closing, Buyer will cause
Rajan Arora, Jeffrey Shier and Ron Mann to be elected to Buyer's Board of Directors and will cause Rajan Arora to be elected President and Chief Executive Officer of Buyer, Jeffrey Shier to be elected Executive Vice President of Buyer and Scott A. Beil to be elected Buyer's Chairman of the Board.

	IN WITNESS WHEREOF, Buyer has caused this Agreement to be executed by its duly authorized officer, and Sellers have executed this Agreement, on the date first above written.

	HITCOM CORPORATION


	By:_____/S/ Scott A. Beil______
						   Scott A. Beil, President



                              					   No. of Shares Owned

/s/ Rajan Arora                       100
Rajan Arora


/s/ Jeffrey Shier
Beneficial interest as
beneficiary of the
Jeffrey Shier
Jeffrey Samuel Shier
Family Trust which is the sole
shareholder of 1027126 Ontario Ltd.

/s/ Jeffrey Shier                     100
Trustee of the Jeffrey
Samuel Shier Family Trust
under agreement dated February XX, 1998, as
owner of all outstanding
stock of 1027126 Ontario Ltd.


______________________________________________________


Scott A. Beil and Anthony Hitt hereby represent and warrant to Sellers pursuant to the foregoing agreement that they own 5,837,012 and 1,005,391 HitCom Shares, respectively, and agree not to sell or otherwise dispose of said shares until one year after the Closing Date except pursuant to a registered public offering.

/s/ Anthony Hitt     /s/ Scott A. Beil
Anthony Hitt						Scott A. Beil